Exhibit 10.14

Acknowledgement and Waiver Agreement

This Acknowledgement and Waiver Agreement (this “Agreement”) is entered into as of this 3rd day of December 2021 by and between Maris Tech Ltd., a company incorporated under the laws of the State of Israel, registration number 514135730, having its principal place of business at 2 Yitzhak Modai Street, Rehovot, Israel (the “Company”), and L.I.A Pure Capital Ltd., a company incorporated under the laws of the State of Israel, registration number 514408715, having its principal place of business at 20 Raoul Wallenberg St., Tel Aviv, Israel (“Pure”). Reference is made to that certain Share Purchase Agreement (as amended and restated, the “Purchase Agreement”) dated as of March 24, 2021, by and among the Company, the persons and entities listed as Investors on the signature pages thereto, and Pure. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

RECITALS

WHEREAS, following the initial confidential submission of the Company’s draft registration statement on Form F-1, the Company discovered that the counterparty and placement agent in the Purchase Agreement entered into on March 24, 2021 was erroneously identified as “Aegis Israel Ltd. (former G.F.N. Pure Ltd.), a company incorporated under the laws of the State of Israel, registration number 514997998.”;

WHEREAS, the Company and Pure acknowledge that Aegis Israel Ltd. does not exist and the company number (514997998) referred to in the Purchase Agreement is of a company which was in English called G.F.N. Pure Ltd. (but in Hebrew it is written as: “Agis Capital Véyéootz Ltd.”), a company of which Mr. Kfir Zilberman holds 4,250 shares, representing 42.5% of the company, and the remainder of the share equity is held by three other Israeli individuals (Eliahu Yoresh, ID number 14660039, holding 999 shares; Verhaftig Orli Fatal, ID number 304729668, holding 4,250 shares; Ariel Dor, ID number 43017334, holding 510 shares), none of whom has any relation or affiliation with Pure or Aegis Capital Corp.;

WHEREAS, because the parties to the Purchase Agreement acknowledged that the correct counterparty and placement agent should have been identified as, and was intended to be, L.I.A. Pure Capital Ltd., Israeli company number 514408715, a company wholly owned by Mr. Kfir Zilberman, such parties amended and restated the Purchase Agreement to correctly identify the counterparty and placement agent as L.I.A. Pure Capital Ltd.;

WHEREAS, the Company and Pure acknowledge that the Purchase Agreement was amended and restated on August 4, 2021 and such version is the currently effective and only Share Purchase Agreement for the Company’s March 2021 private placement; and

WHEREAS, the Company and Pure have agreed to enter into this Agreement to affirmatively state that (i) Pure waives certain rights to payments under the Purchase Agreement as specified herein, (ii) only Pure is entitled to, has received, and will be paid any compensation of any form for placement agent services under the Purchase Agreement and (iii) no other party has received, will receive or is entitled to receive payment for placement agent services under the Purchase Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The Company and Pure hereby acknowledge and agree that neither the Company nor Pure has paid, will pay, or required to pay Aegis Capital Corp. any compensation of any form for placement agent services under the Purchase Agreement, and Aegis Capital Corp. is not and will not become entitled to and any such payment, including in particular any payments under Section 8 of the Purchase Agreement.

2. Pure hereby unconditionally and irrevocably waives any right to receive any payments of any kind “upon exercise of the warrants to be issued, if so issued, by the Company to Aegis Capital under that certain engagement letter referenced in Section 2.2.1.10 above” as set forth in Section 8.1 of the Purchase Agreement to ensure that neither Pure nor Aegis Capital Corp. is entitled to, has received, or will be paid any compensation of any form under such provision.

3. To the extent earlier versions of the Purchase Agreement conflict with this Agreement, as between the Company and Pure, this Agreement shall control. The Company and Pure hereby agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

4. This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts or by facsimile signature, each of which when so executed constitutes an original document, and/or with counterpart signatures pages, in which event this Amendment shall have the same force and effect as though all of the parties had signed a single signature page.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first written above.

Maris-Tech Ltd.

By:	/s/ Israel Bar
Israel Bar
Chief Executive Officer

L.I.A Pure Capital Ltd.

By:	/s/ Kfir Silberman
Name:	Kfir Silberman
Title:	Chief Executive Officer

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